Exhibit 10.11.11

EXECUTION VERSION

ELEVENTH AMENDMENT TO, AND WAIVER UNDER, CREDIT AGREEMENT

THIS ELEVENTH AMENDMENT TO, AND WAIVER UNDER, CREDIT AGREEMENT (this “Eleventh Amendment”) is made and entered into as of April 22, 2008, by and among the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the Lenders (in such capacities, together with any successor arranger and administrative agent, “Agent”), and TRC COMPANIES, INC., a Delaware corporation (the “Administrative Borrower”), on behalf of all Borrowers.

WITNESSETH:

WHEREAS, the Administrative Borrower, the Administrative Borrower’s Subsidiaries party thereto, the Lenders and Agent are parties to that certain Credit Agreement, dated as of July 17, 2006 (as amended as of October 31, 2006, as of November 29, 2006, as of December 29, 2006, as of January 31, 2007, as of July 30, 2007, as of September 25, 2007, as of November 28, 2007, as of December 14, 2007, as of March 3, 2008, and as of April 4, 2008 and as the same may be further amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, pursuant to clauses (a) and (b) of Schedule 5.3 to the Credit Agreement, as amended, with respect to the months ended January 31, 2008 and February 29, 2008, the Borrowers were required to deliver unaudited consolidated balance sheets, income statements, and statements of cash flow covering Parent’s and its Subsidiaries’ operations during such periods, together with a comparison to Projections for such monthly periods and the corresponding monthly periods of the prior fiscal year and a Compliance Certificate related thereto, in each case on or prior to April 22, 2008 (the “January/February 2008 Monthly Financial Statement Obligations”);

WHEREAS, the Borrowers have failed to comply with such January/February 2008 Monthly Financial Statement Obligations (the “Applicable Defaults”);

WHEREAS, the Administrative Borrower has requested Agent and the Lenders to waive the Applicable Defaults, and Agent and the Lenders have agreed to do so subject to the terms and conditions set forth herein; and

WHEREAS, Agent, the Lenders and the Borrowers have agreed to amend the Credit Agreement, all as herein provided subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1.              Definitions.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.              Waivers Under Credit Agreement.  Subject to the satisfaction of the terms and conditions set forth herein, Agent and the Required Lenders hereby waive the Applicable Defaults; provided that this waiver shall be rescinded and no longer effective as of May 2, 2008 if the Borrowers fail to comply with the January/February 2008 Monthly Financial Statement Obligations on or prior to May 2, 2008.

Section 3.              Amendments to the Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended, as of the Effective Date (defined below), as follows:

3.01.       Schedule 5.3.  Schedule 5.3 to the Credit Agreement is hereby amended as follows: the left hand column in the first row of the table in Schedule 5.3 to the Credit Agreement relating to monthly financial statements is hereby deleted in its entirety and replaced with the following: “as soon as available, but in any event within 40 days (45 days in the case of a month that is the end of one of Parent’s fiscal quarters) after the end of each month during each of Parent’s fiscal years; provided, that (x) with respect to the month ended January 31, 2008, Borrowers shall deliver the required information and documents to Agent on or prior to May 2, 2008, and (y) with respect to the month ended February 29, 2008, Borrowers shall deliver the required information and documents to Agent on or prior to May 2, 2008.”

Section 4.              Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Eleventh Amendment, the Administrative Borrower, for itself and on behalf of all of the other Borrowers, hereby represents and warrants that:

4.01.       No Default.  At and as of the date of this Eleventh Amendment and at and as of the Effective Date and both prior to (other than with respect to the Applicable Defaults) and after giving effect to this Eleventh Amendment, no Default or Event of Default exists and is continuing.

4.02.       Representations and Warranties True and Correct.  At and as of the date of this Eleventh Amendment and both prior to (other than with respect to the Applicable Defaults) and after giving effect to this Eleventh Amendment, each of the representations and warranties contained in the Credit Agreement and other Loan Documents is true and correct in all material respects.

4.03.       Corporate Power, Etc.  Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Eleventh Amendment and to consummate the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers, and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Eleventh Amendment and the consummation of the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers.

4.04.       No Conflict.  The execution, delivery and performance by Administrative Borrower (on behalf of itself and all of the other Borrowers) of this Eleventh Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment or decree of any court or other Governmental Authority binding on any Borrower, (b) conflict with or result in any breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (d) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

4.05.       Binding Effect.  This Eleventh Amendment has been duly executed and delivered by the Administrative Borrower (on behalf of itself and all of the other Borrowers) and constitutes the legal, valid and binding obligation of the Administrative Borrower (on behalf of itself and all of the other Borrowers), enforceable against the Administrative Borrower (on behalf of itself and all of the other Borrowers) in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.              Conditions.  This Eleventh Amendment shall be effective upon the fulfillment by the Borrowers, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5 (such date, the “Effective Date”):

5.01.       Execution of the Eleventh Amendment.  Each of the parties hereto shall have executed an original counterpart of this Eleventh Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

5.02.       Amendment Fee.  Borrowers shall have paid to Agent, for the ratable benefit of the Lenders, in immediately available funds an amendment fee equal to $20,000.

5.03.       Representations and Warranties.  As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

5.04.       Compliance with Terms.  Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrowers in connection herewith.

5.05.       Delivery of Other Documents.  Agent shall have received all other instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

Section 6.              Miscellaneous.

6.01.       Continuing Effect.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.02.       No Waiver; Reservation of Rights.  This Eleventh Amendment is limited as specified and the execution, delivery and effectiveness of this Eleventh Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Eleventh Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default (except to the extent set forth in Section 2 with respect to the Applicable Defaults).

6.03.       References.

(a)           From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Eleventh Amendment and (ii) all of the terms and provisions of this Eleventh Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.

(b)           From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to  “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

6.04.       Governing Law.  THIS ELEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.05.       Severability.  The provisions of this Eleventh Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Eleventh Amendment in any jurisdiction.

6.06.       Counterparts.  This Eleventh Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Eleventh Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  A complete set of counterparts shall be lodged with the Administrative Borrower, Agent and each Lender.

6.07.       Headings.  Section headings in this Eleventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Eleventh Amendment for any other purpose.

6.08.       Binding Effect; Assignment.  This Eleventh Amendment shall be binding upon and inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of Borrowers under this Eleventh Amendment shall not be assigned or delegated without the prior written consent of Agent and the Lenders.

6.09.       Expenses.  Borrowers agree to pay Agent upon demand, for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent and the Lenders (who may be employees of Agent or the Lenders), incurred by Agent and the Lenders in connection with the preparation, negotiation and execution of this Eleventh Amendment and any document required to be furnished herewith.

6.10.       Integration.  This Eleventh Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE BORROWER:

TRC COMPANIES, INC., a Delaware
corporation, as Administrative Borrower, on behalf of itself and all other Borrowers

By:	/S/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Senior Vice President

AGENT AND LENDERS:

WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender

By:	/S/ Jason P. Shanahan
Name:	Jason P. Shanahan
Title:	Vice President

TEXTRON FINANCIAL CORPORATION,
as a Lender

By:	/S/ Chris Grivakis
Name:	Chris Grivakis
Title:	Senior Account Executive

[SIGNATURE PAGE OF ELEVENTH AMENDMENT]